SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         September 5, 2014

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 NEW GLOBAL ENERGY, INC.

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(Exact name of registrant as specified in its charter)

    WYOMING          333-179669        45-4349842

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(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

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 (Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307)  633-9192

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 5, 2014 the Company completed the acquisition of a Twenty-seven and Thirty-five One Hundredths percent (27.35%) Net Revenue Interest in aquaculture operations of Aqua Farming Tech, Inc., a California corporation as defined in Farm Development Agreement between Aqua Farming Tech, Inc. and XL BioFuels, Inc. dated July 7, 2009.  In addition the Company completed the acquisition of a Seven and Six Tenths percent (7.6%) interest in and to a Farm and Crop Lease covering to parcels of land (6.1 and 15.92 acres) in the Coachella Valley in Southern California.

For and in consideration of One Million Five Hundred and Twenty-nine Thousand Four Hundred Twelve (1,529,412) shares of New Global Energy Inc. common stock, BioFuel Development Joint Venture, a Nevada General Partnership, and unrelated third party, assigned a Twenty-seven and Thirty-five One Hundredths percent (27.35%) Net Revenue Interest in aquaculture operations of Aqua Farming Tech, Inc., a California corporation as defined in Farm Development Agreement between Aqua Farming Tech, Inc. and XL BioFuels, Inc. dated July 7, 2009, and a Seven and Six Tenths percent (7.6%) interest in and to a Farm and Crop Lease covering to parcels of land (6.1 and 15.92 acres) in the Coachella Valley in Southern California.  The value of this transaction was $1,300,002.

Item 3.01  Unregistered Sales of Equity Securities

On September 5, 2014 the Company issued and delivered 1,529,412 shares of common stock to Aquaculture Joint Venture,  a Nevada General Partnership in consideration for its acquisition of a Twenty-seven and Thirty-five One Hundredths percent (27.35%) Net Revenue Interest in aquaculture operations of Aqua Farming Tech, Inc., a California corporation as defined in Farm Development Agreement between Aqua Farming Tech, Inc. and XL BioFuels, Inc. dated July 7, 2009, and a Seven and Six Tenths percent (7.6%) interest in and to a Farm and Crop Lease covering to parcels of land (6.1 and 15.92 acres) in the Coachella Valley in Southern California.  The value of this transaction was $1,300,002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date:  September 5, 2014

/s/  Perry Douglas West

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Perry Douglas West, CEO

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